UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[   ] Preliminary information statement

[   ] Confidential, for use of the Commission only (as permitted by Rule 14c-6(d)(2))

      [X] Definitive information statement

AMERAMEX INTERNATIONAL, INC.

(Name of Registrant as specified in Its Charter)

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[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

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(2)       Form, schedule or registration statement no.:

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(4)       Date filed:

AMERAMEX INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

HELD BY MAJORITY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF AMERAMEX INTERNATIONAL, INC.:

NOTICE IS HEREBY GIVEN to you as a stockholder of record of AmeraMex International, Inc., a Nevada corporation, that a Majority Written Consent in Lieu of an Annual Meeting of Stockholders (the “Written Consent”) has been executed and will be effective 20 calendar days from the date of mailing this Information Statement to you.  The Written Consent authorizes the following corporate actions:

1)	To approve the re-election of five members of the Board of Directors (the “Board”), each to hold office until the election and qualification of his or her successor, or until his or her earlier death, removal or resignation; and

2)	To approve and ratify the selection of dbbmckennon, CPAs, as our independent auditors for the fiscal year ending December 31, 2020.

The required consent of at least a majority of the votes allocated to our voting shares was given for each of the actions listed above.

The Board believes it would not be in the best interests of our company and our stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions.  Based on the foregoing, the Board has determined not to call an Annual Meeting of Stockholders, and none will be held this year. A copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on June 5, 2020 for the fiscal year ended December 31, 2019 (our “Annual Report”), accompanies this Notice.

A majority of the stockholders by written consent has fixed the close of business on June 4, 2020 as the record date (the “Record Date”) for the determination of stockholders who are entitled to receive this Information Statement, which is expected to be first mailed on or about June 17, 2020.  Stockholders are not entitled to dissenter’s rights of appraisal with respect to any of the matters being authorized under the Nevada Revised Statutes, our Articles of Incorporation or our Bylaws with respect to any matters being authorized.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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INFORMATION STATEMENT

AMERAMEX INTERNATIONAL, INC.

3930 Esplanade Chico, CA 95973

This information statement is being furnished on or about June 17, 2020 by the Board of Directors (the “Board”) of AmeraMex International, Inc., a Nevada corporation (“we,” “us,” and “our” generally refers to AmeraMex International, Inc., and our wholly owned subsidiaries) to the holders of record of our issued and outstanding common stock, par value $0.0001, (“Common Stock” or “Voting Shares”) as of the close of business on June 4, 2020 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On June 1, 2020, the Board deemed it in our best interests to take the actions listed below:

1)	To approve the re-election of five members of the Board of Directors (the “Board”), each to hold office until the election and qualification of his or her successor, or until his or her earlier death, removal or resignation; and

2)	To approve and ratify the selection of dbbmckennon, CPAs, as our independent auditors for the fiscal year ending December 31, 2020.

We are also providing notice to our stockholders that certain of our stockholders took action as described below by Majority Written Consent in Lieu of an Annual Meeting of Stockholders, a copy of which is attached hereto as Exhibit A (the “Written Consent”). The purpose of this Information Statement is to inform holders of Voting Shares that the Board considers the following actions to be in the best interests of us and our stockholders and that a majority of the votes allocated to the Voting Shares has taken the following actions by the Written Consent to be effective 20 calendar days from the date of mailing this Information Statement to you:

As of the Record Date, there were 753,415,879 shares of Common Stock outstanding, with one vote per share.

Under Section 78.320 of the Nevada Revised Statutes, the written consent of stockholders holding a majority of the voting power allocated to our Voting Shares may be substituted for an annual meeting of the stockholders. Based on the foregoing and in order to eliminate the costs involved in holding an annual meeting, the Board has determined not to call an Annual Meeting of Stockholders and none will be held this year. A copy of our Annual Report on Form 10-K filed on June 5, 2020 for the fiscal year ended December 31, 2019, including audited consolidated financial statements (our “Annual Report”), accompanies this Information Statement.

We will only deliver one copy of this Information Statement and our Annual Report to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and our Annual Report and any future Annual Reports and Information Statements to any security holder at a shared address to which a single copy of this Information Statement and our Annual Report was delivered, or deliver a single copy of this Information Statement, our Annual Report, and any future Annual Reports and Information Statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: 3930 Esplanade

Chico, California 95973; telephone number: 530-895-8955.

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INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to our Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the votes allocated to the outstanding common shares is required to effect the action described herein. As of the Record Date, there were 753,415,879 common shares issued and outstanding with one vote each, of which 384,242,098 votes were required to pass any stockholder resolutions. The consenting stockholders, (the “Consenting Stockholders”), are collectively the record owners of common stock outstanding as of June 4, 2020 with 421,921,166 votes, which represented 56.0% of the votes allocated to the issued and outstanding common shares as of that date. Pursuant to the Nevada Revised Statutes, the Consenting Stockholders voted in favor of the actions described herein by the Written Consent. There are no cumulative voting rights. No consideration was paid for the consent. The Consenting Stockholders’ affiliations with us and beneficial holdings are set forth below under “Security Ownership of Certain Beneficial Owners and Management.”

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, the number of shares of Common Stock owned of record and beneficially by (i) each of our named executive officers and directors; (ii) each person who owns beneficially more than 5% of each class of our outstanding equity securities; and (iii) all directors and officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock are deemed to be outstanding and to be beneficially owned by the person listed below for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person, if that person has the right to acquire beneficial ownership of such shares within 60 calendar days of the date of this Information Statement.

Unless otherwise indicated below, the address of each beneficial owner is c/o AmeraMex International, Inc., 3930 Esplanade Chico, California 95973. Unless otherwise indicated below, we believe that each of the persons listed in the table (subject to applicable community property laws) has the sole power to vote and to dispose of the shares listed opposite the stockholder’s name. All calculations are based on 753,415,879 shares of common stock outstanding as of the Record Date.

Name and Address[1] of Beneficial Owner	Number of Shares of Common Stock	Percent of Class
Lee Hamre, CEO & Chairman	308,182,833	40.9%
Marty Tullio, Secretary & Director	45,833,333	6.1%
Hope Stone, CFO	-0-	*
Michael Maloney, Director	13,000,000	1.7%
J. Jeff Morris, Director	100,000	*
Brian Hamre	3,000,000	1.0%
All officers and directors as a group (five persons)	370,116,166	49.85%
Warren Murphy 9988 Troon Court Windsor, CA 95492	67,905,000	9.0%

[1] As of March 31, 2020

ITEM 1 – ELECTION OF DIRECTORS

GENERAL

Pursuant to our Articles of Incorporation, the holders of our common shares may elect our directors. All nominees have advised us that they are able and willing to serve as directors until the 2021 Annual Meeting or until their respective successors are elected and qualified. No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director, an officer, or a nominee.

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Brian Hamre, director, is the nephew of Lee Hamre, Chief Executive Officer and Chairman of our board of directors. All directors are elected to hold office until the next annual meeting of stockholders following election and until their successors are duly elected and qualified.

Nominating Procedures to the Board of Directors

There have been no changes to the procedures by which our security holders may recommend nominees to our board of directors.

Director Independence

We are not subject to the listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our Board comprised of a majority of “independent directors.” Two of our five directors are independent as defined under the Nasdaq Marketplace Rules.

Our separately-designated audit committee consists of J. Jeff Morris, Marty Tullio and Hope Stone with J. Jeff Morris acting as the audit committee financial expert.

The Board has no standing nominating or compensation committee and acts as its own nominating and compensation committees as it believes that the functions of such committees can be adequately performed by the Board. All members of the Board participate in the consideration of director nominees and of executive officer and director compensation.

The Board does not have a policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The Board believes that we and our stockholders benefit when the Board is free to determine the most appropriate leadership structure in light of the experience, skills and availability of directors and the Chief Executive Officer as well as other circumstances. Two of our five directors are independent directors. We apply the definition of “independent director” provided under the Listing Rules of The NASDAQ Stock Market LLC (“NASDAQ”). Under NASDAQ rules, the Board has considered all relevant facts and circumstances regarding our directors and has affirmatively determined that two of the directors serving on the Board are independent of us under NASDAQ rules. The Board is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes.

The Board has not formally established any criteria for Board membership. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements, and the long-term interests of our stockholders. In conducting this assessment, the Board considers skills, knowledge, diversity, experience, and such other factors as it deems appropriate given the current needs of the Board and us, to maintain a balance of knowledge, experience and capability.

The Board does not have a formal process for stockholders to send communications to the Board, including recommendations of director candidates. The names of all of our directors are available in this Information Statement. Given the infrequency of stockholder communications to the Board, and given that the majority of the common shares is held by our directors, the Board does not believe a formal process is necessary. The Board will consider, from time to time, whether adoption of a formal process for such stockholder communications has become necessary or appropriate. Director nominations and other communications may be submitted by a stockholder by sending such communications to any member of Board care of us at 3930 Esplanade Chico, California 95973 marked to the attention of an individual director’s name or to the Chairman of the Board.

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The Board reviews the qualities of the Board members as a group, including the diversity of the Board’s career experiences, viewpoints, company affiliations, expertise with respect to the various facets of our business operations and business experiences. The Board has not adopted a formal policy and did not employ any particular benchmarks with respect to these qualities, but was mindful of achieving an appropriate balance of these qualities with respect to the Board as a whole. Moreover, the Board considered each nominee’s overall service to us during the previous term, each nominee’s personal integrity and willingness to apply sound and independent business judgment with respect to our matters, as well as the individual experience of each director noted within their biographies below.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and current positions of the directors elected by the Written Consent. Our executive officers were appointed by our Board of Directors. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation, or removal by the Board of Directors.

Name	Age	Position	Date

Lee Hamre	69	Chief Executive Officer and Chairman	2006
Marty Tullio	72	Secretary and Director	2012
Hope Stone	49	Chief Financial Officer	2018
J. Jeff Morris	71	Director	2019
Brian Hamre	54	Director	2019
Michael Maloney	58	Director	2012

Terms of Office

Our Board of Directors currently consists of five directors, each of whom is elected annually either at an annual meeting of our stockholders or through the affirmative vote of the holders of a majority of the Company’s voting stock in lieu of a meeting.  Each director will continue to serve as a director until such director’s successor is duly elected and qualified or until their earlier resignation, removal or death.

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Lee Hamre, Chief Executive Officer and Chairman

Mr. Hamre has been in the heavy equipment business for over 38 years. He worked for Buehrer Inc. in Berkeley, California for 13 years from 1976 to 1989. He then founded Hamre Equipment Co. as its sole owner in 1989. In 2006, he merged Hamre Equipment Co. with AmeraMex International after having rented equipment to AmeraMex International for several years.

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Michael Maloney, Director

Having retired from a 32 year career in law enforcement which culminated with his assignment as the Chief of Police in the City of Chico, California from 2009 through 2012, Mr. Maloney joined our Board of Directors and became our Chief Operating Officer. With significant budget, management, and strategic planning experience, he has provided counsel to us on a variety of management issues and has coordinated the handling of sensitive personnel matters, all while offering a fresh perspective from outside of the industry. Mr. Maloney is also Director of Public Safety, Education, and Training at Butte College; a Board Member of Catalyst Domestic Violence Services; and a Board Member of the California Partnership to End Domestic Violence.

Marty Tullio, Secretary and Director

Marty Tullio is a veteran of the investor relations and corporate communications fields. She has managed the financial communications programs for a wide range of public and private companies, providing day-to-day counsel to executive management and coordinating investor relations efforts for a number of diversified clients. Ms. Tullio is proactive in the planning and execution of investor outreach programs, including road shows and investor conferences, and in developing strategic communications plans for client organizations.

Ms. Tullio has more than a decade of in-house agency investor relations management experience, specializing in the targeting and development of institutional investor and research analyst following, support of fundraising activities, corporate and crisis communications, consulting, and the introduction and positioning of companies to the investment community.

Prior to becoming an investor relations professional, Ms. Tullio spent 15 years as a sales and marketing executive in the technology industry, with companies such as NCR, GTE Telenet, and a division of McDonnell-Douglas. She has held several managerial and executive positions, including Vice President of Sales and Marketing, Executive Vice President, and General Manager. Marty earned a Bachelor of Arts degree as well as her investor relations certification from the University of California, Irvine.

Hope Stone, Chief Financial Officer

Hope Stone joined us as Chief Financial Officer in June 2018. Ms. Stone is responsible for our overall financial strategy and direction, as well as human resources. Within finance, she guides our treasury, accounting, tax, and internal and external audit functions.

From March 2016 to March 2018, Ms. Stone was Controller and acting Chief Financial Officer of Digital Path, Inc., a mid-sized telecommunications company servicing Northern California, Northern Nevada, and Southern Oregon from June 2016 to August 2018. From March 2014 to August 2016, Ms. Stone was the Controller and Human Resources Manager at Moana Nursery, a multi-store organization servicing Northern Nevada’s nursery and landscaping industry since 1967. Throughout her over 20-year career in accounting, auditing and financial planning, Ms. Stone has established a reputation for building world-class teams and for aligning financial and business metrics to support business strategy and high-growth. Ms. Stone has spearheaded multiple SBA loans and equipment and other financing transactions. Stone holds a BS in Finance from Tennessee Baptist College and an MBA from the University of Devonshire.

J. Jeffery Morris, Director

J. Jeffery Morris is the president of Global Finance Group located in Newport Beach, California. Mr. Morris has been in the commercial leasing/finance industry since 1974. Prior to joining Global Finance Group, Morris

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started Crocker Capital, a lease invoice financing company, in 1992. In 1980, Morris began Perry Morris Corporation and by 1990, the company had an annual leasing invoice position of over $100 million. The company was twice named in INC Magazine’s list of the 500 fastest growing, privately held companies in the U.S. Mr. Morris graduated from USC in 1972 as a finance major. He has been on the boards of many civic and charitable organizations such as: Southern California Chapter of YPO, Children’s Hospital of Orange County, USC Associates, and the Orange County YMCA. He also headed a public fundraising campaign for a Children’s Hospital that raised over $12 million.

Brian Hamre, Director

Brian Hamre is the Regional Sales Manager (Northern California and Northern Nevada) of Ritchie Brothers Auctioneers, which specializes in the acquisition and auction of heavy equipment. Mr. Hamre has over 32 years of sales and marketing management experience in the heavy equipment industry. Prior to joining Ritchie Brothers in 2008, Mr. Hamre worked with us for 22 years. While with us, he held a variety of positions and was responsible for successfully expanding our sales and marketing reach within the Western United States. Brian Hamre is an alumnus of California State University, Chico.

Conflicts of Interest – General

There can be no assurance that management will resolve all conflicts of interest in favor of the Company.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts, and corporate opportunity, involved in participation with such other entities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of the Company. Insofar as the officers and directors are engaged in other business activities, management anticipates it will devote only up to approximately 40 hours per week to the Company's affairs.

Conflicts of Interest – Corporate Opportunities

Presently, there is no requirement included in our Articles of Incorporation, Bylaws, or minutes which provides that officers and directors of our Company must disclose business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose any business opportunities brought to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his or her involvement as an officer and/or director of another company. We have no intention of merging with or acquiring an affiliate, associated person, or business opportunity from any affiliate or any client of any such person.

Our Board of Directors has adopted a policy that the Company will not seek a fund of, any entity in which any officer or director serves as an officer or director or in which they or their family members own or hold a controlling ownership interest. Although the Board of Directors could elect to change this policy, the Board of Directors has no present intention to do so.

Code of Ethics

We have a code of Ethics that is signed off by each employee as part of their initial hiring package. Our code of ethics is posted on our company website and can be found at https://ammx.net/investor-relations/corporate-governance/#GovSection|3. We are also vetted and certified through TRACE International Organization an Anti-Bribery Compliance Solution. This certification is posted on our website.

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Involvement in certain legal proceedings

During the past five years, none of our officers or directors has been a party to or executive officer of an entity that has filed any bankruptcy petitions. During the past five years, none of our officers or directors have been convicted or been a named subject of any pending criminal proceedings. During the past five years, none of our officers or directors has been held to have violated any State or Federal Securities laws or any Federal commodities law or otherwise have been subject to any order, judgment or decree not subsequently reversed, suspended, or vacated permanently enjoining such officer or director from the activities enumerated in Regulation S-K Item 4.01(f)(3).

MEETINGS OF THE BOARD

The Board held five meetings by teleconference from January through December 2019. All directors attended 100% of such meetings of the Board. Although the Board has not adopted a formal policy, all directors are expected to attend each annual meeting of stockholders.

EXECUTIVE COMPENSATION

Executive and Director Compensation

All decisions regarding compensation for our executive officers and executive compensation programs are reviewed, discussed, and approved by the Board.  All compensation decisions are determined following a detailed review and assessment of external competitive data, the individual’s contributions to our success, any significant changes in role or responsibility, and internal equity of pay relationships.

The following table sets forth the compensation paid to our officers from the years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Stock Awards	Price per Share	Stock Awards ($)	Total ($)
Lee Hamre, CEO & Chairman	2019 2018	150,000 150,000	-0- -0-	N/A N/A	-0- -0-	150,000 150,000
Hope Stone, CFO[1]	2019 2018	120,000 120,000	-0- -0-	N/A N/A	-0- -0-	120,000 70,000

[1] Appointed as CFO of our Company on June 4, 2018.

There was no Bonus, Option Award, or Other Compensation paid during the years listed in the table above.

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Employment Contracts and Termination of Employment and Change-in-Control Arrangements

There are no employment contracts, compensatory plans, or arrangements, including payments to be received from us, with respect to any of our directors or executive officers which would in any way result in payments to any such person because of his or her resignation, retirement, or other termination of employment with us. These agreements do not provide for payments to be made as a result of any change in control of us, or a change in the person's responsibilities following such a change in control.

Equity Compensation Plan Information

We currently do not have a Stock Option Plan.

Independent Contractor Agreements

As of the date of this Annual Report, we do not have any Independent Contractor Agreements in place; however, we may adopt such agreements in the future.

Other Compensation

As of the date of this Annual Report, we do not have any annuity, pension, stock options, profit sharing retirement, or other similar benefit plans; however, we may adopt such plans in the future. As of the date of this Annual Report, there are no personal benefits available to our officers and directors.

Grants of Plan Based Awards

There were no grants of plan based awards made in the fiscal year ended December 31, 2019.

Outstanding Equity Awards at Fiscal Year-End

We do not currently have any arrangements or contracts pursuant to which our officers and directors are compensated for any services, including any additional amounts payable for committee participation or special assignments.

DIRECTOR COMPENSATION

Our directors are compensated for their services, and are entitled for reimbursement of expenses incurred in attending Board meetings. Directors are compensated $500 for teleconference board meeting and $1,000 for in person board meetings.

TRANSACTIONS WITH RELATED PERSONS

Except as described below, there were no transactions with any executive officers, directors, 5% stockholders and their families and affiliates since January 1, 2016.

We lease a building and real property in Chico, California from a trust whose trustee is Lee Hamre, our Chief Executive Officer for monthly lease payments of $9,800. We are currently leasing the building and real property on a month-to-month basis. The total rent for 2019 was $117,600, the total rent for 2018 was $107,800 and total rent for 2017 was $117,600.

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We have a note payable to our Chief Executive Officer, Lee Hamre, for funds loaned for our operations. The note is interest bearing at 10% per annum, unsecured, and payable upon demand. The balance of the note at December 31, 2019 and 2018 was $334,794 and $353,643, respectively. During the years ended December 31, 2019 and 2018, we repaid $18,849 and $49,008, respectively, on the note. The note incurred $29,137 in interest in 2019 and $29,774 of interest in 2018.

ITEM 2 – APPOINTMENT OF AUDITORS

The Board has approved the re-appointment of dbbmckennon, CPAs, as our independent auditors for our fiscal year ending December 31, 2020.

AUDIT FEES

The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the annual audit of our financial statements and review of financial statements included in our quarterly reports and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for these fiscal periods were as follows:

	For the Fiscal Year Ended
	2019	2018
Audit Fees	$156,672	$92,438
Audit Related Fees	5,260	8,435
Tax Fees	0	38,918
All Other Fees	15,439	125
Total	$177,371	$139,916

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Audit Committee pre-approves all audit and permissible non-audit services. These services may include audit services, audit-related services, tax services and other services. Our Audit Committee approves these services on a case-by-case basis.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our officers and directors and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based solely on our review of the SEC’s EDGAR database, copies of such forms received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2019, the following delinquencies have occurred:

Name and Affiliation	No. of Late Reports	No. of Transactions Not Filed on Timely Basis	Known Failures to File
Lee Hamre, Chief Executive Officer, Director and Chairman	1	1	None
Brian Hamre, Director	1	1	None
Marty Tullio, Director and Secretary	1	1	None
J. Jeffrey Morris, Director	1	1	None
Hope Stone, Chief Financial Officer	1	1	None
Michael R. Maloney, Director	1	1	None

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STOCKHOLDER PROPOSALS

Our Annual Meeting of Stockholders for the fiscal year ended December 31, 2020 (the “2021 Annual Meeting”), if held, is expected to be held on or about July 2, 2021, and stockholders having proposals that they desire to present at our 2021 Annual Meeting of Stockholders should, if they desire that such proposals be included in our proxy statement and proxy relating to such meeting, submit such proposals in time to be received by us not later than April 18, 2021. To be included, all submissions must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act, and the Board directs the close attention of interested stockholders to that rule. Proposals should be mailed to Lee Hamre, CEO, AmeraMex International, Inc., 3930 Esplanade, Chico, California 95973.

Dated: June 10, 2020.

By Order of the Board of Directors

/s/ Lee Hamre

Lee Hamre

Chairman and CEO

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EXHIBIT A

Majority Written Consent

in Lieu of an Annual Meeting of Stockholders